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                                                                    EXHIBIT 10.3

                                COTT CORPORATION

                           PERFORMANCE SHARE UNIT PLAN

                                   ARTICLE I
                        PURPOSE AND ESTABLISHMENT OF PLAN

1.1 PURPOSE.

         The Company hereby establishes a Plan for the purposes of fostering and promoting the long-term financial success of the Company and its Subsidiaries and materially increasing the value of the Company and/or its Subsidiaries by
(i) encouraging the long-term commitment of key Employees, (ii) motivating performance of key Employees by means of long-term performance related incentives, (iii) attracting and retaining outstanding key Employees by providing incentive compensation opportunities, and (iv) enabling participation by key Employees in the long-term growth and financial success of the Company.

1.2 EFFECTIVE DATE.

         The Plan shall become effective upon its approval by a majority of the Company's shareholders at the Company's next annual meeting held after the approval of the Plan by the Board.

                                   ARTICLE II
                                   DEFINITIONS

         In this Plan, the following terms shall have the following meanings:

         (a) "AWARD" means any award of the right to earn Performance Share Units granted pursuant to the Plan;

         (b) "AWARD AGREEMENT" means a written agreement between a Participant and the Company which sets forth the terms of the grant of an Award;

         (c) "AWARD AMOUNT" means the value (stated in terms of Canadian dollars) of the Award granted under the Plan to a Participant in respect of a Performance Cycle, assuming the target Performance Goals are attained for such Performance Cycle;

         (d)      "BOARD" means the Board of Directors of the Company;

         (e) "CAUSE" means any action by the Participant or inaction by the Participant that constitutes: (i) a breach of a written employment agreement by that Participant; or (ii) misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or any of its Subsidiaries or their respective business interests or reputation;


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         (f)      "CHANGE OF CONTROL" means: (i) a consolidation, merger or
                  amalgamation of the Company with or into any other corporation whereby the voting shareholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (ii) a sale by the Company of all or substantially all of the Company's undertakings and assets; or (iii) a proposal by or with respect to the Company being made in connection with a liquidation, dissolution or winding-up of the Company;

         (g) "COMMITTEE" means the Human Resources and Compensation Committee of the Board;

         (h) "COMMON SHARES" means the common shares in the capital of the Company;

         (i) "COMPANY" means Cott Corporation, a corporation amalgamated under the laws of Canada;

         (j) "EMPLOYEE" means a full-time, part-time or contract employee of an Employer;

         (k) "EMPLOYER" means, in respect of a Participant, the Company or the Subsidiary of the Company employing such Participant;

         (l) "FAIR MARKET VALUE" means, with respect to a Common Share on any determination date, the closing price of the Common Shares on the Toronto Stock Exchange on the last trading day on which Common Shares traded prior to such date; provided that if no Common Shares traded in the five trading days prior to the determination date, the Committee shall determine Fair Market Value on a reasonable basis using a method that complies with section 409A of the United States Internal Revenue Code of 1986, as amended, and guidance issued thereunder;

         (m) "FISCAL YEAR" means the 12-month period beginning the first Sunday following the immediately preceding Saturday closest to December 31st and ending on the Fiscal Year End;

         (n) "FISCAL YEAR END" means, with respect to each Fiscal Year, the Saturday closest to December 31st of such Fiscal Year;

         (o) "NORMAL RETIREMENT" means retirement from office or employment with an Employer (at the election of the Employee and as agreed to by the Employer);

         (p) "PARTICIPANT" means any Employee(s) approved by the Committee to participate in the Plan;

         (q) "PERFORMANCE CYCLE" means a period of time determined at the date of grant by the Committee, in its discretion, (not to be longer than three Fiscal Years, the first year of which shall be the Fiscal Year in which the award is granted and the last day of which shall be the last day of a Fiscal Year) over which performance is


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                  measured for the purpose of determining a Participant's
                  eligibility to earn, and the payment value of, any Performance Share Units;

         (r) "PERFORMANCE GOALS" shall mean the criteria and objectives determined by the Committee in its discretion pursuant to the Plan, which shall be satisfied or met during the applicable Performance Cycle as a condition precedent to a Participant earning Performance Share Units under an Award. Such criteria and objectives may include earnings before interest, taxes, depreciation and amortization; operating income; net operating income after tax; pre-tax or after-tax income; cash flow; net earnings; earnings per share; share price performance; return on assets; return on equity; return on invested capital; tangible net asset growth; any combination of the foregoing; or any other financial criteria and objectives determined by the Committee in its discretion;

         (s) "PERFORMANCE SHARE UNIT" means a notional unit representing a contingent right to receive Common Shares following the Vesting Date based upon the achievement of certain Performance Goals during a specified Performance Cycle;

         (t) "PERMANENT DISABILITY" means the complete and permanent incapacity of a Participant, as determined by a licensed medical practitioner approved by the Committee, due to a medically determinable physical or mental impairment which prevents such Participant from performing substantially all of the essential duties of his or her office or employment;

         (u) "PLAN" means the Cott Corporation Performance Share Unit Plan, as amended from time to time;

         (v) "PSU FUND" means the trust fund or funds established under the PSU Trust Agreement, which for purposes of the Plan constitutes an "employee benefit plan" for purposes of the Tax Act;

         (w) "PSU TRUST AGREEMENT" means the agreement or agreements by and among the Company, the Trustee, and the Agent (as defined therein) to carry out the purposes of the Plan in respect of Common Shares purchased on account of vested Performance Share Units and any income attributable thereto in accordance with the terms of the Plan;

         (x) "SUBSIDIARY" has the meaning assigned thereto in the Securities Act (Ontario) and "SUBSIDIARIES" shall have a corresponding meaning;

         (y)      "SUPERIOR GOALS" has the meaning attributed to it in Section
                  4.2;

         (z)      "TARGET GOALS" has the meaning attributed to it in Section
                  4.2;

         (aa)     "TARGET PSU NUMBER" has the meaning attributed to it in
                  Section 4.3(b);


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         (bb)     "TAX ACT" means the Income Tax Act (Canada) and all
                  regulations thereunder, as amended or restated from time to time. Any reference in the Agreement to a provision of the Tax Act includes any successor provision thereto;

         (cc) "TERMINATED PARTICIPANT" means a Participant who has incurred a Termination Date and shall include, where context requires, the personal representative(s) of a Participant;

         (dd) "TERMINATION DATE" means the Participant's last day of active service with his or her Employer (determined without regard to any notice of termination owing pursuant to statute, regulation, agreement or common law);

         (ee)     "THRESHOLD GOALS" has the meaning attributed to it in Section
                  4.2;

         (ff) "TRUSTEE" means MRS Trust or its successor trustee under the PSU Trust Agreement;

         (gg) "UK TAX LIABILITY" has the meaning attributed to it in Section 8.7(b); and

         (hh) "VESTING DATE" means, with respect to any Performance Share Units earned in a Performance Cycle, the last day of the Performance Cycle, except as otherwise provided in Section 5.3.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

3.1 ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Committee. The Committee shall have the power and authority to:

         (a)      adopt rules and regulations for implementing the Plan;

         (b) other than with respect to the Chief Executive Officer of the Company, determine the eligibility of persons to participate in the Plan, when Awards shall be granted to eligible persons and the amounts, terms and conditions of such Awards, including the Award Amount (subject to the maximum Award Amount set forth in Section 4.1(b));

         (c) interpret and construe the provisions of the Plan, and any such interpretation and construction of the Plan by the Committee shall be final in all respects and, in particular, shall not be subject to any appeals whatsoever;

         (d) subject to statutory and regulatory requirements, make exceptions to the Plan in circumstances which it determines to be exceptional;

         (e) delegate such administrative duties and powers as it may see fit with respect to this Plan (excluding, for greater certainty, the power to grant Awards) to any


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                  officers of an Employer (and any such duties performed or
                  powers exercised by any such officers shall be deemed to have been performed or exercised, as the case may be, by the Committee), such delegation to be evidenced by a written resolution adopted by the Committee; and

         (f) take such other steps as it determines to be necessary or desirable to give effect to the Plan.

Any decision, approval or determination made by a person or group of persons delegated the ability to make such decision, approval or determination pursuant to Section 3.1(e) above shall be deemed to be a decision, approval or determination, as the case may be, of the Committee; provided, that two officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, Corporate Resources, or the Secretary, are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of the Plan.

                                   ARTICLE IV
                                OPERATION OF PLAN

4.1 ELIGIBILITY AND PARTICIPATION.

         (a) All Employees are eligible for consideration to participate in the Plan. Participants in the Plan shall be selected from time to time by the Committee, in its discretion, from among those Employees who, in the opinion of the Committee, are key Employees in a position to contribute materially to the continued growth, development and long-term financial success of the Company and/or its Subsidiaries. Except with respect to Awards granted to the Chief Executive Officer of the Company, the Committee, in its discretion, shall determine the amounts, terms and conditions of each Award granted hereunder, including the Award Amount (subject to the maximum Award Amount set forth in Section 4.1(b) below). Any grant of an Award to the Chief Executive Officer of the Company and the amounts, terms and conditions of such Award, including the Award Amount (subject to the maximum Award Amount set forth below), shall require the prior approval of the independent (as understood within the rules of the New York Stock Exchange and applicable Canadian securities laws) members of the Board, upon the recommendation of the Committee.

         (b) The maximum Award Amount that may be granted to an individual Participant in a Fiscal Year shall not exceed 50% of the aggregate Award Amounts granted to all Participants under this Plan in such Fiscal Year.

         (c) Subject to the foregoing, Awards may be granted by the Committee at any time and from time to time to new Participants, or to already-participating Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine in its discretion. The grant of an Award shall be evidenced by an Award Agreement setting forth such terms, provisions, limitations and performance criteria (including Performance


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                  Goals for the applicable Performance Cycle) as are approved by the Committee, but not inconsistent with the Plan. The Award Agreement shall also include the number of Performance Share Units eligible to be earned by a Participant if the Threshold Goals, Target Goals or Superior Goals are attained, as determined pursuant to Section 4.3(b).

         (d) Except as required by this Plan, Awards and the Award Agreements evidencing the same need not contain similar provisions. The Committee's determinations under the Plan (including determinations of which Employees are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing same) need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

4.2 PERFORMANCE GOALS.

         At the beginning of each Performance Cycle (and not later than (a) in the case of a Performance Cycle of 12 months or more, the 89th day after the beginning of the Performance Cycle, and (b) in the case of a Performance Cycle of less than 12 months, the date by which 25% of the Performance Cycle has elapsed), the Committee shall, in its discretion, (i) establish for each Performance Cycle the specific Performance Goals as the Committee believes are relevant to the Company's overall business objectives; (ii) determine the threshold Performance Goals (the "THRESHOLD GOALS"), target Performance Goals (the "TARGET GOALS") and superior Performance Goals (the "SUPERIOR GOALS") to be attained in order to earn Performance Share Units for such Performance Cycle; and (iii) instruct senior Human Resources management to notify each Participant in writing of the established Threshold Goals, Target Goals and Superior Goals for such Performance Cycle.

4.3 ATTAINMENT OF PERFORMANCE GOALS.

         (a) Upon completion of the Performance Cycle, the Committee shall certify the level of the Performance Goals attained and the number of Performance Share Units earned by Participants as a result thereof. The basis for earning Performance Share Units for a given Performance Cycle shall be as set forth in Section 4.3(b). Each Participant's Performance Share Units will be subject to vesting as described in Section 5.1.

         (b) Attainment of the Target Goals for a Performance Cycle shall result in a Participant earning a number of Performance Share Units equal to the number obtained by dividing such Participant's Award Amount in respect of such Performance Cycle by the Fair Market Value on the date of grant of such Participant's Award (such number, the "TARGET PSU NUMBER"). Failure to attain the Threshold Goals for a Performance Cycle shall result in the failure to earn any of the Performance Share Units eligible to be earned under the Award granted for such Performance Cycle, and such Award shall terminate in full and all contingent rights thereunder shall cease. Attainment between the Threshold Goals and Target Goals for a Performance Cycle shall result in the earning by the


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                  Participant of a portion of such Participant's Target PSU
                  Number of Performance Share Units, determined by application of a pre-determined mathematical formula which shall be determined by the Committee in its discretion and set out in the Award Agreement governing such Award.

         (c) In addition to the above targets, if performance in a Performance Cycle exceeds the Target Goals, a Participant will earn additional Performance Share Units over and above such Participant's Target PSU Number of Performance Share Units for such Performance Cycle, as determined by application of a pre-determined mathematical formula which shall be determined by the Committee in its discretion and set out in the Award Agreement governing such Award.

                                   ARTICLE V
                                     VESTING

5.1 VESTING GENERALLY.

         If a Participant earns Performance Share Units for a Performance Cycle, such Performance Share Units shall vest in full on the applicable Vesting Date; provided, that except as provided in Section 5.2, no Performance Share Units shall vest unless the Participant is an Employee as of the applicable Vesting Date and has been continuously employed by an Employer since the date of grant of the Award. Any Performance Share Units that do not vest in accordance with the provisions of this Plan shall be forfeited, and all contingent rights of a Participant thereunder shall cease.

5.2 TERMINATION OF EMPLOYMENT.

         (a) In the event a Participant's employment with an Employer is terminated for Cause (as determined by the Committee in its discretion) or by the Participant voluntarily (other than upon Normal Retirement), all of the Participant's unvested Performance Share Units will be forfeited immediately.

         (b) Except as provided in Section 5.3, in the event a Participant's employment is terminated without Cause, all of the Participant's unvested Performance Share Units shall be forfeited immediately, unless the Committee in its discretion waives the employment requirement under Section 5.1, in which case the Committee shall determine, in its discretion, the number of Performance Share Units to be deemed earned by such Participant on each subsequent applicable Vesting Date, such number not to exceed the pro rata number of Performance Share Units that he or she would have earned on that Vesting Date had he or she been continuously employed through such date, as calculated by reference to the portion of the applicable Performance Cycle during which the Participant was actually employed.

         (c) In the event of a Participant's death while in the employ of an Employer, or if a Participant's employment with an Employer is terminated due to Permanent Disability or Normal Retirement, the employment requirements of Section 5.1


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                  shall not apply, in which case the number of Performance Share
                  Units to be deemed earned by such Participant on each subsequent applicable Vesting Date shall equal the pro rata number of Performance Share Units that he or she would have earned on that Vesting Date had he or she been continuously employed through such date, as calculated by reference to the portion of the applicable Performance Cycle during which the Participant was actually employed.

5.3 CHANGE OF CONTROL.

         In the event of a Change of Control, the Committee may, in its discretion, recommend to the Board whether to accelerate the vesting (without regard to attainment of any Performance Goals) of all or a portion of the unvested Performance Share Units of any Participant whose employment is involuntarily terminated without Cause in connection with such Change of Control. The Board may elect, in its sole and absolute discretion, to accelerate the vesting of none, some or all of such Participants' unvested Performance Share Units, and any such election shall be final in all respects and, in particular, shall not be subject to any appeals whatsoever. The Vesting Date with respect to any such unvested Performance Share Units shall be the date of such termination of employment.

                                   ARTICLE VI
                       PAYMENT OF PERFORMANCE SHARE UNITS

6.1 PAYMENT IN RESPECT OF PERFORMANCE SHARE UNITS.

         (a) All Performance Share Units earned by a Participant that vest in accordance with the terms of the Plan shall entitle such Participant to receive an equivalent number of Common Shares.

         (b) With respect to each Participant whose Performance Share Units have vested hereunder, as soon as practicable following the determination of the number of Performance Share Units earned by and vested in a Participant, but in no event later than 50 days following the Vesting Date, the Company shall cause such Participant's Employer to contribute to the Trustee an amount sufficient to permit the Trustee to purchase that number of Common Shares equal to the number of vested Performance Share Units. As soon as practicable following the receipt of funds from the applicable Employer under this Section 6.1(b) and prior to the time specified in Section 6.1(c) below, the Trustee shall use such funds to purchase Common Shares on the New York Stock Exchange at the prevailing market price for Common Shares as of the time and date of such purchases.

         (c) Within 60 days of the Vesting Date, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs, the Common Shares purchased by the Trustee hereunder shall be registered in the name of the Trustee for the benefit of the respective Participant as beneficial owner, or, in the event of death, a designated beneficiary, and transferred to the Participant's account under the PSU Fund, net of all applicable statutory withholdings.


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(d)               The Trustee, in its capacity as trustee of the PSU Fund, shall make provision for the reporting and withholding of any Canadian, U.S., UK or Mexican federal or national, provincial, state or local taxes that may be required to be withheld prior to such transfer and shall complete applicable tax withholding and reporting and remit the amounts withheld to the relevant Employer to pay to the appropriate taxing authorities. Until distributed to the Participant, the Trustee, in its capacity as trustee of the PSU Fund, shall hold all such Common Shares in accordance with the terms of the PSU Trust Agreement.

6.2 WITHDRAWAL OF VESTED INTEREST.

         A Participant may request, at any time and from time to time, by a written notice to the Company in the form approved by the Committee, and subject to Section 6.4, the delivery to him or her of the share certificates representing all or a portion of the Common Shares held in the Participant's account under the PSU Fund, net of any applicable statutory withholdings. The Common Shares constituting such payment shall be delivered by the Trustee within 30 days following the delivery of the written notice.

6.3 PAYOUT OF VESTED INTEREST AT TERMINATION.

         A Terminated Participant must deliver written direction, in the manner prescribed by the Committee, to the Committee within ninety (90) days following his or her Termination Date to request delivery to him or her of share certificates evidencing all Common Shares to which he or she is entitled hereunder. If a Terminated Participant fails to deliver such written direction to the Committee within said ninety (90)-day period, the Committee, subject to
Section 6.4, shall instruct the Trustee to deliver to the Terminated Participant the share certificates evidencing all of the Common Shares credited to the Terminated Participant's account as of the Termination Date.

6.4 RESTRICTIONS ON VESTED SHARES.

         Except as set forth in the Company's policies respecting the trading of the Common Shares by Employees or as restricted by applicable law, Common Shares that have been distributed to a Participant hereunder are not subject to any restrictions concerning their sale or use.

6.5 NO PARTIAL SHARES.

         Only certificates representing whole Common Shares shall be transferred to a Participant's account under Section 6.1(c) or delivered under Sections 6.2 and 6.3. If a Participant is entitled to a fraction of a Common Share under
Section 6.1, such entitlement shall be satisfied by payment within the time specified in Section 6.1(c) of the cash equivalent of such fraction, determined by reference to the Fair Market Value of such Common Share on the Vesting Date.


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                                  ARTICLE VII
                           DIVIDENDS AND OTHER RIGHTS

7.1 CASH EARNINGS.

         Cash dividends or earnings, if any, received by the Trustee in respect of Common Shares held in the PSU Fund shall be held by the Trustee for the benefit of the Participant for whom such Common Shares are beneficially held. Until distributed to the Participant, the Trustee shall hold such cash amounts in accordance with the terms of the PSU Trust Agreement.

7.2 STOCK DIVIDENDS.

         Stock dividends, if any, received by the Trustee in respect of Common Shares held in the PSU Fund shall be held by the Trustee for the benefit of the Participant for whom such Common Shares are beneficially held. Until distributed to the Participant, the Trustee shall hold such stock dividends in accordance with the terms of the PSU Trust Agreement.

7.3 VOTING RIGHTS.

         Each Participant shall be entitled to receive notice of and attend all meetings of the holders of Common Shares and the Trustee shall vote the rights associated with any Common Shares as directed by the Participant for whom such Common Shares are held in his or her account under the PSU Fund.

7.4 NOTIFICATION OF RIGHTS.

         The Trustee shall promptly transmit to each Participant all notices of conversion, redemption, tender, exchange, subscription or other rights or powers that the Trustee receives from the Company relating to the Common Shares held in the Participant's account under the PSU Fund. The Participants shall have no ability to exercise any rights associated with unvested Performance Share Units.

                                  ARTICLE VIII
                                     GENERAL

8.1 ADJUSTMENTS.

         (a) The aggregate number of Performance Share Units earned under this Plan shall be proportionally adjusted for an increase or decrease in the number of Common Shares due to a stock split or share consolidation.

         (b) The Committee shall have the discretion to make appropriate adjustments to exclude the effect of extraordinary corporate transactions, such as acquisitions, divestitures, recapitalizations and reorganizations, and shall have the discretion to not take into account extraordinary or non-recurring accounting charges and items, insofar as they may otherwise affect the results under the applicable Performance Goals.


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8.2 NON-TRANSFERABILITY.

         Performance Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by a Participant's last will and testament or by the laws of descent and distribution. All rights with respect to Performance Share Units earned by a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Performance Share Units contrary to the provisions of this Plan, or upon the levy of any attachment or similar process upon the Performance Share Units or upon a Participant's beneficial rights to such Performance Share Units, the Performance Share Units and such rights shall, at the election of the Committee, in its discretion, cease and terminate immediately.

8.3 BENEFICIARY DESIGNATION.

         Each Participant under the Plan may, subject to compliance with all applicable laws, name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of such Participant's death before such Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

8.4 COMPLIANCE WITH STATUTES AND REGULATIONS.

         The granting of Awards and the purchase and delivery of Common Shares by the Trustee under this Plan upon the vesting of Performance Share Units shall be carried out in compliance with applicable law, including, without limitation, the rules, regulations and by-laws of the Toronto Stock Exchange, the New York Stock Exchange, the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations (including Rule 10b-5) promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines in its discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the granting of an Award or the purchase or delivery of Common Shares under this Plan, no Award may be granted and no Common Shares may be purchased or delivered unless that action shall have been completed in a manner satisfactory to the Committee.

8.5 NO RIGHT TO EMPLOYMENT.

         Nothing contained in this Plan or in any Award granted under this Plan shall confer upon any person any rights to continued employment with an Employer or interfere in any way with the rights of an Employer in connection with the employment or termination of employment of any such person.


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8.6 PARTICIPATION.

         No Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

8.7 OBLIGATION TO WITHHOLD.

         (a) If, for any reason whatsoever, an Employer becomes obligated to withhold and/or remit to any applicable tax authority (whether domestic or foreign) any amount in connection with this Plan in respect of a Participant, then the Employer shall provide written notice of such obligation to the Participant and shall make the necessary arrangements, as acceptable to the Employer, in connection with the amount that must be withheld and/or remitted.

         (b) If, for any reason whatsoever, an Employer becomes obligated to make any tax payment or primary Class 1 national insurance contribution in the United Kingdom in respect of the acquisition of Common Shares by a Participant pursuant to this Plan (the "UK TAX LIABILITY") or otherwise in relation to the Common Shares so acquired then, by virtue of his or her participation in the Plan, each Participant acknowledges that the applicable Employer shall be entitled to recover all such amounts from the Participant by deduction, withholding or by any means whatsoever. For the avoidance of doubt, the Company or another Employer (or an agent instructed by the Company or such other Employer) shall be entitled to retain, out of the aggregate number of Common Shares to which the Participant would otherwise be entitled pursuant to the Plan, and sell as agent for the Participant such number of Common Shares as in the opinion of the Company or such other Employer will realise an amount equivalent to the UK Tax Liability and to pay such proceeds to the appropriate Employer to reimburse it for the UK Tax Liability. The Company may also require a Participant to enter into a taxation agreement contained within the Award Agreement.

8.8 RIGHT TO AMEND AND TERMINATE.

         Except as restricted by Section 8.9 and subject to applicable laws and regulations of governmental authorities and applicable stock exchanges (i) the Committee or the Board may amend any provisions of the Plan at any time, and
(ii) the Committee or the Board may terminate the Plan at any time, in either case in their discretion. If the Plan is so terminated, no further Awards shall be granted but the Awards then outstanding shall continue in full force and effect in accordance with the provisions of this Plan.

8.9 RESTRICTIONS.

         Notwithstanding Section 8.8, no such amendment or termination of the Plan shall divest any Participant of his or her existing rights under the Plan with respect to any Awards previously granted to such Participant without the prior written consent of the Participant except as may be required to avoid adverse tax consequences to any Participant, including but not limited to, modifications with respect to exemption from the requirements of section 409A of the United States Internal Revenue Code of 1986, as amended, or compliance with the requirements thereof.

8.10 GOVERNING LAW.

         The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of this Plan shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

8.11 LANGUAGE.

         The Company states its express wish that this Plan and all documents related thereto be drafted in the English language only; la societe a par les presentes exprime sa volonte expresse que ce regime, de meme que tous les documents y afferents, soient rediges en anglais seulement.

8.12 SUBJECT TO APPROVAL.

         The Plan is adopted subject to the approval, if required, of the Toronto Stock Exchange, The New York Stock Exchange and the shareholders of the Company and any other required regulatory or stock exchange approval. To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in effect.

         NOW THEREFORE, this Plan is hereby adopted as of the effective date described in Section 1.2.

                                COTT CORPORATION

                                By:  /s/ Mark Halperin
                                    --------------------------------------------
                                     Name:  Mark Halperin
                                     Title: Senior Vice President, General
                                            Counsel & Secretary

                                By:
                                    --------------------------------------------
                                     Name:
                                     Title:


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